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                                                                  Exhibit 10.7.3


                   SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

       This Agreement, made this 28th day of February, 2000, by and between THE CONNECTICUT WATER COMPANY (hereinafter referred to as the "Employer") and Michele G. DiAcri (hereinafter referred to as the "Employee").

WITNESSETH THAT:

         WHEREAS, the Employee is and will be rendering valuable services to the Employer in her capacity as an executive officer, and

         WHEREAS, the Employer desires to ensure that it will have the benefit of the Employee's services until she reaches retirement, and

         WHEREAS, the Employer wishes to assist the Employee in providing for the financial requirements of the Employee in the event of her retirement, disability or death.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1. SUPPLEMENTAL RETIREMENT BENEFIT

         a. Normal or Deferred Retirement. If, upon or after the Employee's attainment of age 65 and completion of 20 consecutive years of service with the Employer, the Employee's employment shall be terminated and she shall be eligible to receive a benefit under The Connecticut Water Company Employees' Retirement Plan (hereinafter referred to as the "Retirement Plan"), the Employee shall be entitled to receive pursuant to this Agreement a benefit having a value equal to an annual benefit for her life of (a) 60% of the Employee's Average Earnings reduced by (b) the annual benefit payable to the Employee under the Retirement Plan in the form of a single life annuity for the life of the Employee (whether or not the benefit under the Retirement Plan is actually paid in such form) commencing at the same time as benefits hereunder.

         For purposes of the foregoing, "Average Earnings" shall have the meaning set forth in the Retirement Plan, except that in determining Average Earnings, Annual Earnings (as defined in the Retirement Plan) shall not be limited to the OBRA '93 annual compensation limit.

         The calculation of the benefit set forth above, and of all other benefits payable under this Agreement, shall be performed by the Committee under the Retirement Plan, and the calculations and interpretations of such Committee shall be final and binding on the parties hereto.

         b. Disability Benefit. If the Employee's employment shall be terminated by a disability such that the Employee is considered eligible for a full disability pension under
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the provisions of the Social Security Act, the Employee shall be entitled to receive pursuant to this Agreement a benefit having a value equal to an annual benefit for her life calculated in the manner set forth above; provided, however, that a reduction factor of .72 shall be applied to such annual benefit if the Employee's benefit commencement date precedes age 62 by more than 7 complete years. If such benefit shall commence to be paid between the ages of 55 and 62 such benefit shall be reduced by 4% for each complete year by which the date of benefit commencement precedes the Employee's attainment of age 65.

         c. Absence of Other Benefits. No benefits shall be paid to the Employee pursuant to this Agreement other than as provided above.

2. TERMS AND CONDITIONS OF BENEFIT. The annual lifetime benefit calculated in accordance with Section 1 hereof shall be paid in monthly installments on the first day of each month. Such installments shall commence to be paid on the first such day which coincides with or follows the day upon which the Employee's benefit under the Retirement Plan shall commence to be paid.

         The normal form in which the benefit hereunder shall be paid is, if the Employee is unmarried, an annuity for the life of the Employee only and, if the Employee is married, an annuity for the life of the Employee with the provision that after the Employee's death, 50% of the annual benefit that was payable to the Employee shall be continued to the Employee's surviving spouse for life (a "Joint and Survivor Annuity"). The benefit payable as a Joint and Survivor Annuity shall be calculated by applying to the benefit calculated in accordance with Section 1 .a. or 1 .b. hereof, as appropriate, the factors for the 50% contingent annuity option set forth in the Retirement Plan.

         Monthly installments of benefits shall cease to be paid as of the first day of the month following the date of the Employee's death, unless a Joint and Survivor Annuity was then in effect, in which event the installments shall cease as of the first day of the month following the death of the Employee's surviving spouse.

3. LIMITATION OF BENEFIT. If the Employee's employment shall be terminated for cause involving fraud, dishonesty, moral turpitude, gross misconduct, gross failure to perform her duties, or disclosure of secret or other confidential information of the Employer to any competitor or to any person not authorized to receive such information, neither the Employee, her spouse nor her estate shall be entitled to receive any benefit under this Agreement.

4. ABSENCE OF FUNDING. Benefits payable pursuant to this Agreement shall not be funded, and the Employer shall not be required to segregate or earmark any of its assets for the benefit of the Employee, her spouse or her estate. Such benefits shall not be subject in any manner to anticipation, alienation, transfer or assignment by the Employee, her spouse or her estate, and any attempt to anticipate, alienate, transfer or assign these benefits shall be void. The Employee, her spouse or her estate shall have only a contractual right against the Employer for the benefits hereunder. Notwithstanding the
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foregoing, in order to pay benefits pursuant to this Agreement, the Employer may establish a grantor trust (hereinafter the "Trust") within the meaning of
Section 671 of the Internal Revenue Code of 1986, as amended. Some or all of the assets of the Trust may be dedicated to providing benefits to the Employee, her spouse or her estate pursuant to this Agreement, but, nevertheless, all assets of the Trust shall at all times remain subject to the claims of the Employer's general creditors in the event of the Employer's bankruptcy or insolvency.

5. MISCELLANEOUS.

         a. This Agreement may be amended at any time by mutual written agreement of the parties hereto, but no amendment shall operate to give the Employee, her spouse or her estate, either directly or indirectly, any interest whatsoever in any funds or assets of the Employer, except the right to receive the payments herein provided and the right to receive such payments from assets held in the Trust.

         b. This Agreement shall not supersede any other contract of employment, whether oral or in writing, between the Employer and the Employee, nor shall it affect or impair the rights and obligations of the Employer and the Employee, respectively, thereunder. Nothing contained herein shall impose any obligation on the Employer to continue the employment of the Employee.

         c. This Agreement shall be construed in all respects under the laws of the State of Connecticut.


         IN WITNESS WHEREOF, the Employer and the Employee have executed this Agreement as of the day and year above written.

EMPLOYEE                                          THE CONNECTICUT WATER COMPANY

/s/  Michele G. DiAcri                            /s/   Marshall T. Chiaraluce
----------------------                            ----------------------------
Michele G. DiAcri                                 Marshall T. Chiaraluce
                                                  President and CEO